UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 1, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 1, 2007, at 5:00 p.m., New York City time, the right of the holders of the Company’s Liquid Yield Option Notes due 2032 (Zero Coupon–Senior) (the “LYONs”) to surrender LYONs for purchase (the “LYONs Put Option”) by Amgen Inc. (the “Company”) expired pursuant to the terms of the Indenture, dated as of March 1, 2002, as amended, between the Company and LaSalle Bank National Association, as trustee (the “Trustee”).

The Company has been advised by LaSalle Bank National Association, as paying agent (the “Paying Agent”), that LYONs with an aggregate principal amount at maturity of approximately $8.9 million were validly surrendered and not withdrawn prior to the expiration of the LYONs Put Option. The Company has accepted for purchase all of the LYONs validly surrendered and not withdrawn. The purchase price for the LYONs pursuant to the LYONs Put Option was $755.44 in cash per $1,000 principal amount at maturity. Accordingly, the aggregate purchase price for all the LYONs validly surrendered and not withdrawn prior to the expiration of the LYONs Put Option was approximately $6.7 million. The Company has forwarded cash in payment of the purchase price to the Paying Agent to distribute to holders exercising their put option. After the purchase pursuant to the LYONs Put Option, approximately $1.8 million principal amount at maturity of the LYONs remains outstanding.

On March 1, 2007, at 5:00 p.m., New York City time, the right of the holders of the Company’s Zero Coupon Convertible Notes due 2032 (Zero Coupon–Senior) (the “Zeros”) to surrender Zeros for purchase (the “Zeros Put Option”) by the Company expired pursuant to the terms of the Indenture, dated as of May 6, 2005, between the Company and the Trustee.

The Company has been advised by the Paying Agent that Zeros with an aggregate principal amount at maturity of approximately $2.24 billion were validly surrendered and not withdrawn prior to the expiration of the Zeros Put Option. The Company has accepted for purchase all of the Zeros validly surrendered and not withdrawn. The purchase price for the Zeros pursuant to the Zeros Put Option was $755.44 in cash per $1,000 principal amount at maturity. Accordingly, the aggregate purchase price for all the Zeros validly surrendered and not withdrawn prior to the expiration of the Zeros Put Option was approximately $1.70 billion. The Company has forwarded cash in payment of the purchase price to the Paying Agent to distribute to the holders exercising their put option. After the purchase pursuant to the Zeros Put Option, approximately $103.3 million principal amount at maturity of the Zeros remains outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 2, 2007	By:	/s/ RICHARD D. NANULA
	Name:	Richard D. Nanula
	Title:	Executive Vice President and Chief Financial Officer